Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-4 of LAAA Merger Corp. of our report dated April 2, 2022, relating to the consolidated financial statements of ProSomnus Holdings, Inc.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ SingerLewak LLP

San Jose, California

June 28, 2022